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EXHIBIT 10.49


                            FIFTH AMENDMENT TO LEASE

         This Fifth Amendment to Lease ("Amendment") is made and entered into as of November 20,1998 by and between MARINA WESTSHORE PARTNERS, LLC a California limited liability company ("Landlord") and QRS CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

         A. Landlord's predecessor in interest and Tenant's predecessor in interest entered into that certain lease captioned "Marina Bay Business Park Phase I Office Lease" dated April 27, 1990, which lease has been amended by that certain First Amendment of Lease dated July 1, 1992, that certain Second Amendment to Lease dated August 20, 1993, that certain Third Amendment to Lease dated as of October 8, 1993, and that certain Fourth Amendment to Lease dated as of August 7, 1997, as amended (the "Lease").

         B. Concurrent with the execution of this Fifth Amendment, Tenant and Landlord's affiliate,, Marina Bay Partners, LLC ("MBP") are entering into a lease (the "Phase II Lease") pursuant to which MBP will construct additional premises for Tenant in a new building (the "New Building") on property immediately adjacent to the property on which Building A is located.

         C. Tenant desires to have the right to have Landlord construct a connecting corridor between the New Building and Building A to facilitate access of



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Tenant and Tenant's employees between the Premises and Tenant's premises in the
New Building, and Landlord is willing to construct such corridor, on the terms and conditions described below.

         NOW, THEREFORE, for mutual consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

         1. Provided Tenant, in its sole discretion, has approved the Costs of Work (as defined in EXHIBIT B attached hereto, concurrent with MBP commencing construction of the New Building, Landlord shall commence construction of and diligently complete a connecting corridor between Building A and the New Building, and related improvements, including an outdoor patio and landscaping. The Costs of Work shall be born by Landlord and Tenant in the manner provided in said EXHIBIT B, which, among other things, provides that Landlord shall provide Tenant an allowance for such Costs in the amount of $100 per square foot of Rentable Area of the connecting corridor (the "TI Allowance"). Such connecting corridor shall be approximately 1,500 square feet, shall be located substantially as shown on the diagram attached to this Fifth Amendment as EXHIBIT A, shall be constructed in accordance with plans approved by Tenant pursuant to EXHIBIT B attached hereto, and the improvements with respect thereto shall include an outdoor patio and landscaping to be constructed and installed in accordance with said approved plans. Notwithstanding the foregoing, Landlord has not represented to Tenant that the City of Richmond will approve the construction of the



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connecting corridor, and Landlord shall not be obligated to construct the connecting corridor unless Landlord obtains all necessary approvals therefor from the City of Richmond. Landlord agrees to exercise due diligence and commercially reasonable efforts to obtain such approvals from the City of Richmond. Tenant confirms that the Phase II Lease is not contingent upon Landlord's success in obtaining such approvals.

         2. Upon completion of the Connecting Corridor (as defined in EXHIBIT B attached hereto), Landlord shall cause its Architect to determine the Rentable Area of the Connecting Corridor in accordance with BOMA standards. If Tenant wishes to verify Landlord's determination of the Rentable Area of the Connecting Corridor, then within thirty (30) days of Tenant's receipt of the determination by Landlord's architect of the Rentable Area of the Connecting Corridor, Tenant shall have the right to cause an independent architect to verify Landlord's determination. If Tenant's determination of the Rentable Area the Connecting Corridor differs from Landlord's, the dispute shall be resolved by an independent architect jointly selected by Landlord's architect and Tenant's architect. The Rentable Area of the Connecting Corridor shall be added to the 63,360 square feet of Rentable Area of the Premises, and the Fixed Rent shall be increased to reflect such Rentable Area of the Connecting Corridor, based on the Fixed Rent in effect for the Premises. The Fixed Rent shall be so adjusted and payable commencing on the Commencement Date (as defined in the Phase II Lease) for Tenant's payment of Fixed Rent Under the Phase II Lease, and upon such date, the Connecting Corridor shall become a part of the



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Premises, and Tenant's Share of Operating Expenses shall be adjusted to include the Rentable Area of the Connecting Corridor as provided in the Lease. At that time, Landlord and Tenant shall jointly sign a letter confirming the total Rentable Area of the Premises, the adjusted Fixed Rent, the Fixed Rent that will become payable on July 1, 2000 and thereafter through the remainder of the Term, and Tenant's Share of Operating Expenses.

         3. Paragraph 3 of the Fourth Amendment to Lease provides as follows:

         "Notwithstanding the provisions of Article Five of the Lease, for each 12-month period commencing September 1, 1997 through August 31, 2002, Tenant's obligation to pay Operating Expenses shall not exceed $75,000. If for any of said five 12-month periods the share of Operating Expenses allocated to Tenant; based on 49.9% of Operating Expenses, exceeds $75,000, the amount in excess shall accrue and the aggregate excess amounts shall be payable by Tenant to Landlord as Additional Charges in 36 equal monthly payments commencing June 1, 2007."

         It is agreed that the foregoing limitation on Tenant's payment of Operating Expenses shall not apply as to the Connecting Corridor portion of the Premises.

         4. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         5. All terms defined in the Lease shall have the same meaning when used in this Amendment, unless otherwise defined in this Amendment.

         6. This Amendment shall be effective as of the date of this Amendment and, except as amended herein, the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.



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                                               QRS CORPORATION,
                                               a Delaware corporation


                                               By: /s/ Peter Papano
                                                  ------------------------------

                                               Name: Peter Panano
                                                    ----------------------------

                                               Its: VP FINANCE
                                                   ----------------------------


                                               MARINA WESTSHORE PARTNERS,
                                               LLC, a California limited
                                               liability company


                                               By /s/ Richard R. Poe
                                                 -------------------------------
                                                      Richard R. Poe
                                                      Its Manager



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                                   EXHIBIT A



                         DIAGRAM OF CONNECTING CORRIDOR



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                                    EXHIBIT B

                        CONNECTING CORRIDOR IMPROVEMENTS

This Work Letter is incorporated into and made a part of that certain Fifth Amendment to Lease between Marina Westshore Partners, LLC and QRS Corporation. All initial-capitalized terms used in this Work Letter and not otherwise defined herein shall have the meanings ascribed to them elsewhere in the Lease.

                                    ARTICLE 1
                               GENERAL PROVISIONS

         1.1 CONNECTING CORRIDOR. Landlord and Tenant shall plan and design, and Landlord shall construct certain improvements (the "Connecting Corridor") in accordance with the provisions of this Work Letter and the Fifth Amendment to Lease of which this Exhibit B is a part.

         1.2 CORRIDOR WORK. The planning, design and construction of the Connecting Corridor, including the related outdoor patio area and landscaping are referred to collectively as "Corridor Work."

         1.3 COSTS OF THE WORK. For purposes of this Work Letter, "Costs of the Work" shall mean and include all: (a) architect's, engineer's and consultants' fees and costs; (b) deposits, fees and costs for building and other permits, licenses and approvals; (c) tests and inspections; (d) security; (e) insurance and bond premiums; (f) utilities; (g) all amounts payable to any contractors, subcontractors, suppliers and vendors; and (h) all other charges, fees, expenses and other costs incurred or arising in connection with the Corridor Work.

         1.4 CONSTRUCTION STANDARDS. The Connecting Corridor shall be constructed by Landlord in a good and workmanlike manner, free from defects in workmanship and materials and in accordance with all applicable laws, including without limitation, the Americans with Disabilities Act.

                                    ARTICLE 2
                                IMPROVEMENT PLANS

         2.1 PLANS FOR CONNECTING CORRIDOR. Landlord agrees to perform the Corridor Work in accordance with drawings, specifications and other plans necessary for the development, approval and construction of the Connecting Corridor (collectively, the "Plans") reasonably approved by Landlord and Tenant. The Plans shall be prepared by TSH Architects, or another architectural firm selected by Landlord and reasonably approved by Tenant (the "Architect"). From time to time as reasonably requested by Landlord or the Architect, Tenant shall meet with the Architect to provide Architect sufficient information to enable Architect to prepare preliminary plans for review and approval by Landlord and Tenant, which approval shall not be



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unreasonably withheld. Upon approval of the preliminary plans, Tenant shall again from time to time, as reasonably requested by Landlord or Architect meet with the Architect to provide Architect sufficient information to enable Architect to prepare the final plans and specifications for review and approval by Landlord and Tenant, which approval shall not be unreasonably withheld. Each of Landlord and Tenant shall within 15 days of receipt of the preliminary plans or the Plans (as the case may be), approve or disapprove the Plans. In the event of disapproval, the disapproving party shall state its reasons for disapproval and the parties thereafter shall work together in good faith to reach prompt agreement upon modifications to such plans.


                                    ARTICLE 3
                            CONSTRUCTION OF CORRIDOR

         3.1 SELECTION OF GENERAL CONTRACTOR. Landlord shall employ a general contractor to perform the construction of the Corridor Work. Landlord shall obtain bids from two or more general contractors selected by Landlord. Such contractors shall be subject to the approval of Tenant prior to the bid process, which approval shall not be unreasonably withheld; provided however that Tenant hereby agrees that the general contractor hired by Landlord's affiliate Marina Bay Partners to construct the New Building adjacent to the Premises shall be deemed acceptable to Tenant as a general contractor who may bid the Corridor Work. Such Work shall be bid on a maximum guaranteed amount basis, and Landlord shall select the general contractor that submits the lowest bid (or Landlord's general contractor if it is not the low bidder, but agrees to perform the Work for the amount of the lowest bid).

         3.2. PAYMENT FOR COSTS OF THE WORK. Upon selection of the general contractor and approval by Tenant, in its sole discretion, of the Costs of the Work, prior to commencement of the construction of the Connecting Corridor, Tenant shall advance to Landlord 50% of the amount of the Costs of the Work, if any, in excess of the TI Allowance (which is $100.00 per square foot of Rentable Area of the Connecting Corridor, which Rentable Area shall exclude the outdoor patio). If the initial estimate of the Costs of the Work exceeds the TI Allowance, Tenant may request changes to the Plans to reduce the Costs of the Work. Such changes to the Plans shall be made at Tenant"s sole cost and expense. If notwithstanding such changes, the Costs of the Work still exceeds the TI Allowance and Tenant in its sole discretion elects to have Landlord proceed with construction of the Connecting Corridor, Tenant shall advance 50% of the Costs of the Work in excess of the TI Allowance. The funds so advanced to Landlord shall be held in trust by Landlord and used solely to construct the Connecting Corridor.

         3.3 CHANGE ORDERS. Tenant shall be responsible, subject to initial exhaustion of the TI Allowance, for all costs relating to changes in the Corridor Work that arise



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from changes in the Plans after commencement of construction that are requested by Tenant, and 50% of the costs relating to changes in the Corridor Work that arise from changes in the Plans after commencement of construction not requested by Tenant, including without limitation, changes required by the (City of Richmond. Any such changes in the Corridor Work arising from changes in the Plans shall be submitted by the general contractor to both Landlord and Tenant for their prompt approval, which shall not be unreasonably withheld, and the costs for such changes shall be set forth in written change orders approved by Tenant and signed by Landlord. Concurrent with Tenant's approval of each change order, Tenant shall advance to Landlord the additional costs (if any) set forth therein for which Tenant is responsible hereunder. The funds so advanced to Landlord shall be held in trust by Landlord and used solely to construct the Connecting Corridor.